                                                                   EXHIBIT 10.17


                       [Tennessee Gas Pipeline Letterhead]

                                 August 2, 1999

Boston Gas Company
One Beacon St.
Boston, Ma 02108

Attention: Mr. William R. Luthern via facsimile: (617) 742-0041

RE: CONTRACT RESTRUCTURING LETTER AGREEMENT

Dear Bill:

      This Contract Restructuring Letter Agreement ("Letter Agreement") is entered into by and between Tennessee Gas Pipeline Company ("Tennessee"), Boston Gas Company ("Boston Gas") and Essex County Gas ("Essex") (Boston Gas and Essex are referred to collectively as "Shippers"). Whereas, Tennessee, Boston Gas and Essex (being hereinafter referred to as a "Party" and collectively referred to as the "Parties"), have agreed upon the terms and conditions under which to extend and amend certain Firm Transportation and Storage Service Agreements ("Firm Agreements") to restructure the firm services received by Shippers from Tennessee (hereinafter referred to as "Contract Restructuring"). The Parties wish to proceed with the Contract Restructuring based on the following terms and principles subject to the execution and regulatory approval of final agreements effectuating the provisions described herein.

1.    Primary Point Amendment

      Subject to Shippers' participation in an open season to change primary points in accordance with Article XXVIII, Section 5.7 of the General Terms and Conditions of Tennessee's FERC Gas Tariff, Tennessee shall allow Shippers to amend the Firm Agreements identified below to effectuate a change in primary receipt points from meters located in Zones 00, 0L, and 01 to meter number 07-0018, Tennessee's Northern Storage Withdrawal (located in Tennessee's Zone 4) to be effective in accordance with the quantity limitations detailed in Appendix A attached hereto. The reduction of primary firm receipt meter TQ by the applicable percentages and resulting quantities from the current primary receipt points in Zones 00, 0L, and 01 shall be implemented pro-rata across the Firm Agreements identified below at all affected meters. Thus, the currently existing Zones 00, 0L, and 01 primary receipt points by Firm Agreement shall each be reduced individually by the applicable amendment percentage and meter number 07-0018

Contract Restructuring Letter Agreement
August 2, 1999
Page 2

      shall be increased by the like quantity so that the receipt quantity of each Firm Agreement is thereby preserved.

      As detailed below, Essex' decision regarding renewal of 100% of the current MDQ on Essex' FT-A Agreement No. 8518 for a period of three years impacts the allowable amendment percentage available to Shippers. The table below briefly outlines the allowable amendment percentages by Firm Agreement number:

                                                      K#            10/31/2003
                                                      --            ----------

      Retain 100% of Firm Agreements                 2062               15%
      (Identified in Item 2 below)
      Inclusive of FT-A Agreement 8518               8518               15%

      Retain 100% of Firm Agreements                 2062               15%
      (Identified in Item 2 below)
      Exclusive of FT-A Agreement 8518               8518               N/A

      Appendix A also details the associated buyout amounts by Firm Agreement. The buyout amounts outlined in Appendix A are equivalent to 60% of the effective upstream (Zones 00/01 to Zone 04) annual demand charge multiplied by the applicable amendment quantity. The buyout payment will be due to Tennessee prior to October 31, 1999.

2.    Term

      Subject to Shipper's amendment of the Firm Agreements as described in Item 1 above, Shippers shall elect to extend 100% of the currently existing Transportation Quantity ("TQ") or Maximum Storage Quantity ("MSQ"), as applicable, of each of the following Firm Agreements pursuant to Article III, Section 10.5 of the General Terms and Conditions of Tennessee's FERC Gas Tariff for a period of three years, such that the subsequent expiration date of each of the Firm Agreements is October 31, 2003: Boston Firm Agreement Nos. 20241, 623, 2062, and 527; Essex Firm Agreement Nos. 577 and 2272. Each extension shall continue the Primary Extended Term as outlined in Section 10.5. Unless otherwise expressly agreed by Tennessee, as applicable, Shippers currently existing Maximum Daily Injection Quantity, Maximum Daily Withdrawal Quantity and ratchet levels shall remain in effect through the Primary Extended Term in each applicable Firm Agreement.

Contract Restructuring Letter Agreement
August 2, 1999
Page 3

      At Essex' option, on or before September 30, 1999, Essex will submit a rollover election pursuant to Article III, Section 10.5 of the General Terms and Conditions of Tennessee's FERC Gas Tariff to extend up to 100% of the current MDQ of Essex' FT-A Agreement 8518 for a period of three years, such that the subsequent expiration date of the FT-A Agreement is October 31, 2003. This extension shall constitute the Primary Extended Term as outlined in Section 10.5.

      In the event Essex elects by September 30, 1999 to extend 100% of the current MDQ of the FT-A Agreement, Tennessee agrees to allow Essex to amend its primary receipt zone in accordance with Tennessee's FERC Gas Tariff as described in Item 1 above.

3.    Rate

      Subject to Shipper's amendment of the Firm Agreement as described in Item 1 above and to Shipper's extension of the FT-A Agreements as described in
      Item 2 above and for the period commencing November 1, 1999 and extending through the Primary Extended Term, Shippers shall pay a negotiated rate for service comprised of the following: (1) Tennessee's Base Reservation Rate effective as of November 1, 1999; and (2) Tennessee's Base Commodity Rate effective as of November 1, 1999. In addition, Shippers shall pay all then-effective surcharges and applicable fuel. (The rates are therefore fixed, but the surcharges and fuel charges are not).

      Subject to Shipper's amendment of the Firm Agreements as described in Item 1 above and to Shipper's extension of the FS-MA Agreements as described in
      Item 2 above and for the period commencing November 1, 1999 and extending through the Primary Extended Term, Shippers shall pay a negotiated rate for service comprised of the following: Tennessee's Tariff Rate effective as of November 1, 1999 for deliverability, space, injection, withdrawal and overrun. In addition, Shippers shall pay all then-effective surcharges and applicable fuel. (The rates are therefore fixed, but the surcharges and fuel charges are not).

      During the period defined above, this Letter Agreement shall be the sole agreement between the Parties affecting the rates.

4.    National Fuel/Tennessee Northern Storage Receipt Point Amendment

      Pursuant to the NPV open season process outlined in Section 5.7 of Article XXVIII of Tennessee's FERC Gas Tariff on or before August 31, 1999, Shippers will submit an amendment request effective April 1, 2000 or November 1, 2000 to amend approximately 5,945 Dth/d of receipt point capacity on Boston Gas' FT-A Agreement No. 20241 and 807 Dth/d of receipt point capacity on Essex's FTA Agreement No. 10788 from the National Fuel Andrews Settlement receipt point (meter number 1-1693) to Tennessee Northern Storage (meter number 7-0018).

Contract Restructuring Letter Agreement
August 2, 1999
Page 4

      Letter Agreement

      This Letter Agreement shall be treated as confidential and the Parties agree not to disclose any information concerning this Letter Agreement including, without limitation, the existence of this letter Agreement without the prior written consent of the other Party except to employees, consultants, agents and advisors who must be aware of the Letter Agreement to perform the Party's obligations hereunder if these persons have agreed to be bound by the parties' confidentiality obligations; provided, however, either Party may disclose the terms of this letter Agreement if: one, such disclosure is required in a judicial or administrative process in connection with any action, suit, proceeding, investigation, audit or claim or otherwise by applicable law and two, the Party requests confidential treatment of the disclosure in the judicial or administrative process.

      Notwithstanding anything herein to the contrary, this Letter Agreement and the execution of any agreements to effectuate the arrangements proposed in this Letter Agreement shall be in accordance with and subject to the terms of Tennessee's FERC Gas Tariff and to all valid laws, orders, rules and regulations of duly constituted authorities having jurisdiction as amended from time to time and to the receipt and acceptance of all regulatory authorizations necessary on terms acceptable to Tennessee; provided further, if the regulatory authorizations are not received in time to implement all of the terms of this Letter Agreement by November 1, 1999, Tennessee shall have the right to terminate this Letter Agreement at any time prior to November 1, 1999.

      Shippers and Tennessee agree to cooperate in the preparation and filing of all necessary applications for authorizations and to support such filings in their entirety to effectuate the arrangements proposed in this Letter Agreement.

      If this Letter Agreement accurately represents your understanding of the agreement among Tennessee and Shippers, please have the appropriate party execute the facsimile copy of this Letter Agreement and return same to the undersigned. Upon execution by Tennessee, I will fax two (2) fully executed originals of the Letter Agreement for your retention. If you have any questions, please do not hesitate to contact me at (713) 420-3627.


                                          Sincerely

                                          /s/ James R. Eckert

                                          James R. Eckert
                                          Account Manager
                                          Marketing Northern Accounts

Contract Restructuring Letter Agreement
August 2, 1999
Page 5


AGREED TO AND ACCEPTED                      AGREED TO AND ACCEPTED
THIS 19TH DAY OF AUGUST, 1999,              THIS 18TH DAY OF AUGUST, 1999,
TENNESSEE GAS PIPELINE                      BOSTON GAS COMPANY
COMPANY

By:   /s/ Mary M. Melendez                  By:   /s/ William R. Luthern
      --------------------------------            ------------------------------

Name: Mary M. Melendez                      Name: William R. Luthern
      --------------------------------            ------------------------------

Its:  Agent and Attorney-in-Fact            Its:  Vice President
      --------------------------------            ------------------------------

AGREED TO AND ACCEPTED
THIS 18TH DAY OF AUGUST, 1999,
ESSEX COUNTY GAS
COMPANY

By:   /s/ William R. Luthern
      --------------------------------

Name: William R. Luthern
      --------------------------------

Its:  Vice President
      --------------------------------

                    Contract Restructuring Letter Agreement
                         Between Tennessee and Shippers
                                   Appendix A

    1/          FT-A Agreement No. 2062    FT-A Agreement No. 8518
Amendment     --------------------------   -----------------------
Percentage     Zone 0    Zone L   Zone 1   Zone 0  Zone L  Zone 1   Total Dth/d
----------    --------------------------   -----------------------  -----------
     15%       4,852     9,195      -       780    1,533     48       16,508
     10% 2/    3,301     8,130      -       N/A     N/A     N/A        8,431

    2/          FT-A Agreement No. 2062    FT-A Agreement No. 8518
Amendment     --------------------------   -----------------------     Total
Percentage     Zone 0    Zone L   Zone 1   Zone 0  Zone L  Zone 1      Buyout
----------    --------------------------   -----------------------  -----------

     15%      435,553   713,040      -     66,666  118,856  3,534    $1,339,773
     10% 2/   290,436   473,350      -      N/A     N/A      N/A     $  765,795

Footnote
--------

     1/ Shippper's decision and subsequent notification to Tennessee by September 30, 1999 regarding the renewal of 100% of the current MDQ on Essex' FT-A Agreement No. 8518 for a Primary Extended Term of at least 3 years directly impacts the allowable amendment percentage available to Shippers.

     2/ Amendment percentage and corresponding limitation assuming Essex decides to not renew 100% of the current MDQ on Essex' FT-A Agreement No. 8518 for a Primary Extended Term of at least 3 years.